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                                                                    APPENDIX A-2
                                                         BANK MUTUAL CORPORATION

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STOCK ORDER FORM
NOTE: PLEASE READ THIS STOCK ORDER FORM AND INSTRUCTIONS ON THE BACK OF THIS FORM BEFORE COMPLETION
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DEADLINE  12:00 NOON, CENTRAL TIME            , 2000 - WE ARE NOT REQUIRED TO ACCEPT COPIES OF THIS FORM
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The Subscription and Community Offering ends at 12:00 Noon, Central time, on               , 2000. Your Stock Order Form,
properly executed and with the correct payment must be received at the address on the bottom of this form or at any office of
Mutual Savings Bank by this deadline, or it will be considered void.
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NUMBER OF SHARES                                                        OFFICE USE ONLY
------------------------------------------------                        -----------------------------------------------------------
  (1) Number of Shares  Price Per Share     (2) Total Amount Due
----------------         X   $10.00      =       ----------------       -----------            -------------          -------------
                                                                        DATE REC'D.                SEQ. #                ORDER #
----------------                                 ----------------
  (minimum 25)
                                                                           WITHDRAWN    HOLD PLACED
                                                        -------  -------                           --------

The minimum number of shares that may be subscribed for is 25 and the              PRIORITY
maximum is        shares.  (See Prospectus for further details)
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METHOD OF PAYMENT                                                      PURCHASER INFORMATION
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                                                                        (5) | | Check here if you are an Eligible
                                                                                   Account Holder with a deposit account
                                                                                   of $50.00 or more on February 3, 1999

(3)  Enclosed is a check, bank draft or money                               | | Check here if you are a Supplemental
        order payable to Mutual Savings Bank for  $                                Eligible Account Holder with a deposit
        (or cash if presented in person.                                           account of $50.00 or more on       , 2000

(4)  I authorize Mutual Savings Bank to make the                            | | Check here if you are a Supplemental
        withdrawals from List Account(s) Below my                                  Eligible Account Holder with a deposit
        account(s) shown below, and understand that                                account of $50.00 or more on       , 2000
        the amounts will not otherwise be available
        for withdrawal:
                                                                            | | Check here if you are an Order Memeber depositor
                                                                                   on                  List Account(s) Below

                                                                            | | Check here if you are a director, officer or
                                                                                   employee of Mutual Savings Bank or Bank Mutual
                                                                                   Corporation

     ACCOUNT NUMBER(S)          AMOUNT(S)                   ACCOUNT TITLE(NAMES ON ACCOUNTS)          ACCOUNT NUMBER
                                       $                    1.
-------------------------------------- ---------------------  --------------------------------------- -----------------------------
                                       $
-------------------------------------- ---------------------  --------------------------------------- -----------------------------
                                       $
-------------------------------------- ---------------------  --------------------------------------- -----------------------------
                                       $                    2.
-------------------------------------- ---------------------  --------------------------------------- -----------------------------
                                       $
-------------------------------------- ---------------------  --------------------------------------- -----------------------------
                   TOTAL WITHDRAWAL    $
                                       ---------------------  --------------------------------------- -----------------------------

There is no penalty for early withdrawals used for this payment.  If additional space is needed, please use by back of this form.
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Stock Registration
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(6) Form of stock ownership
       Individual           Tenants in Common              Uniform Transfer to Minors Corporation  Fiduciary/Trust (Under Agreement
       Joint Tenants        Individual Retirement Account  Uniform Gift to Minors     Partnership  Dated                      )
                                                                                                         ---------------------
                                                                                                   Other)
                                                                                                         ---------------------
                               PRINT CLEARLY                                                                       (Please Specify)
-----------------------------------------------------------------------  ----------------------------------------------------------
                                                                         Social Security or
(7)  Name(1)                                                             Tax ID Number
-----------------------------------------------------------------------  ----------------------------------------------------------
     Name(2)                                                             Daytime Telephone
-----------------------------------------------------------------------  ----------------------------------------------------------
     Street Address                                                      Evening Telephone
-----------------------------------------------------------------------  ----------------------------------------------------------
     City                                 State      Zip Code            County of Residence
-----------------------------------------------------------------------  ----------------------------------------------------------
NASD AFFILIATES (This section only applies to those individuals who meet the delineated criteria).
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Check here if you are a member of the National Association of Securities Dealers, Inc. ("NASD"), a person associated with an NASD member, a member of the immediate family or any such person to whose support such person contributes, directly or indirectly, or the holder of an account in which an NASD member or person associated with an NASD member has a beneficial interest. To comply with conditions under which an exemption from the NASD's Interpretation With Respect to Free-Riding and Withholding is available, you agree, if you have checked the NASD affiliation box, (i) not to sell, transfer or hypothecate the stock for a period of 3 months following the issuance, and (ii) to report this subscription in writing to the applicable NASD member within one day of the payment therefor.
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ACKNOWLEDGMENT
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By signing below, I acknowledge receipt of the Prospectus dated ( ) at least 48 hours prior to the delivery of this Stock Order
Form to Mutual and acknowledge the provisions therein. I understand that I may not change or revoke my order once it is received by Mutual Savings Bank. I also certify that this stock order is for my account only and there is no agreement or understanding regarding my further sale or transfer of these shares. Under penalties of perjury, I certify that the Social Security or Tax ID number given above is correct and I am not subject to backup withholding tax. Federal Regulations prohibit any persons form transferring, or entering into any agreement directly or indirectly to transfer, the legal or beneficial ownership of conversion subscription rights or the underlying securities to the account of another person. Mutual Savings Bank will pursue any and all legal and equitable remedies in the event it becomes aware of the transfer of subscription rights and will not honor orders known by it to involve such transfer. I acknowledge that the common stock offered is not a savings or deposit account and is not federally insured or guaranteed. It is understood that this Stock Order Form will be accepted with, and subject to, the terms and conditions of the Stock Issuance Plan of Mutual Savings Bank
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SIGNATURE (PLEASE SIGN IN BOX(ES) BELOW RIGHT)
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Sign and date the form.  When purchasing as a custodian, corporate officer, etc., include your full title.  An additional signature is required only when payment is by withdrawal from an account that requires more than one signature to
withdraw funds.                                                                 Authorized Signature   Title (if applicable)   Date

YOUR ORDER WILL BE FILLED IN ACCORDANCE WITH THE PROVISIONS OF THE
SUBSCRIPTION AND COMMUNITY OFFERING PROSPECTUS.                                 Authorized Signature   Title (if applicable)   Date

THIS ORDER IS NOT VALID IF NOT SIGNED                                             | | I/We are customers (per section 5) of Mutual
-------------------------------------                                                 Savings Bank
                                                                                  | | I/We are not customers of Mutual Savings Bank
                                                                                             YOU MUST MARK A BOX

THE SHARES OF COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE
CORPORATION, SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER CORPORATION, FUND, OR GOVERNMENT AGENCY.
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                                                Mutual Savings Bank
                                                  P.O. Box 23988
                                                Milwaukee, WI 53223
                                                  (414) 354-1500
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                             FOR WALK-IN CUSTOMERS:

      YOU MUST SIGN THE FOLLOWING CERTIFICATION IN ORDER TO PURCHASE STOCK
                              FORM OF CERTIFICATION


I/WE ACKNOWLEDGE THAT THIS SECURITY IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED, AND IS NOT GUARANTEED BY MUTUAL SAVINGS BANK OR BY THE FEDERAL GOVERNMENT.

IF ANYONE ASSERTS THAT THIS SECURITY IS FEDERALLY INSURED OR GUARANTEED, OR IS AS SAFE AS AN INSURED DEPOSIT, YOU SHOULD CALL THE OFFICE OF THRIFT SUPERVISION, CENTRAL REGIONAL DIRECTOR, 200 WEST MADISON STREET, SUITE 1300, CHICAGO, ILLINOIS AT (312) 917-5000.

I/We further certify that, before purchasing the common stock, par value $0.01 per share, of Bank Mutual Corporation, I/we received a Prospectus dated
         , 2000 (the "Prospectus").

The Prospectus that I/we received contains disclosure concerning the nature of the security being offered and describes the risks involved in the investment, including but not limited to:

1. Control of Mutual Savings Bank by the MHC, the SHC and its Members and Board of Directors
2.  Effect of Interest Rates
3. Potential Illiquidity of Market and Limited Historical Trading Experience for Common Stock
4.  Return on Equity After the Reorganization
5.  Declining Earnings in Recent Years
6.  Risks Related to Multi-Family Lending
7.  Risks Related to Commercial Real Estate Lending
8.  Adequacy of Mutual's Allowance for Loan Losses
9.  Potential for Future Cash Dividends
10. No Assurance of Future Cash Dividends
11. Waiver of Dividends by the MHC
12. Potential Dilution to Minority Stockholders Resulting from Conversion of the MHC from Mutual to Stock Form
13. Certain Tax Consequences of the Reorganization
14. Possible Delays in Consummation of the Restructuring and the Offering
15. Competition
16. Possible Dilutive Effect of Grants under Employee Benefit Plans
17. Government Regulation and Monetary Policy
18. No Recommendations by Financial Advisor

Signature                  Date      Signature                   Date



Name (Please Print)                  Name (Please Print)




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                             BANK MUTUAL CORPORATION

                                STOCK ORDER FORM
                                  INSTRUCTIONS

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Stock Ownership Guide
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The stock transfer industry has developed a uniform system of shareholder registrations that we will use in the issuance of Bank Mutual Corporation common stock. Print the name(s) in which you want the stock registered and the mailing address of the registration. Include the first name, middle initial, and last name of the shareholder. Avoid the use of two initials. Please omit words that do not affect ownership rights, such as "Mrs.", "Mr.", "Dr.", "Special account", etc.

INDIVIDUAL

The stock is to be registered in an individual's name only. You may not list beneficiaries for this ownership.

TENANTS IN COMMON

Tenants in common also identifies two or more owners. When stock is held by tenants in common, upon the death of one cotenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common. You may not list beneficiaries for this transactions.

UNIFORM GIFT TO MINORS/UNIFORM TRANSFER TO MINORS

Stock may be held either in the name of a custodian for the benefit of a minor under the Uniform Transfer to Minors Act or Uniform Gift to Minors Act of the individual states. For either ownership, the minor is the actual owner of the stock with the adult custodian being responsible for the investment until the minor reaches legal age.

Instructions. See your legal advisor if you are unsure about the correct registration of your stock.

On the first "NAME" line, print the first name, middle initial, and last name of the custodian, with the abbreviation "CUST" after the name. Print the first name, middle initial, and last name of the minor on the second "NAME" line. Only one custodian and one minor may be designated.

CORPORATION/PARTNERSHIP

Corporation/Partnerships may purchase stock. Please provide the Corporation/Partnership's legal name and TAX ID. To have depositor rights, the Corporation/Partnership must have an account in the legal name. Please contact the Stock Conversion Center to verify depositor rights and purchase imitations.

FIDUCIARY/TRUST

Generally, fiduciary relationships (such as Trusts, Guardianships, etc.) are established under a form of trust agreement or pursuant to a court order. Without a legal document establishing a fiduciary relationship, your stock may not be registered in a fiduciary capacity.

Instructions: On the first "NAME" line, print the first name, middle initial, and last name of the fiduciary if the fiduciary is an individual. If the fiduciary is a corporation, list the corporate title on the first "NAME" line. Following the name, print the fiduciary "title" such as trustee, executor, personal representative, etc.

On the second "NAME" line, print either the name of the maker, donor, or
           , or the name of the beneficiary. Following the name, indicate the type of legal document establishing the fiduciary relationship (agreement, court order, etc). In the blank after "Under Agreement Dated, fill in the class of the document governing the relationship. The date of the document need not be provided for a trust create by a will.

An example of fiduciary ownership of stock in the case of a trust is: John D. Smith, Trustee for Thomas A. Smith Under Agreement Dated 06/09/1995.

You may mail your completed Stock Order Form in the envelope that has been provided or you may deliver your Stock Order Form to any offices of Mutual, except that Stock Order Forms accompanied by cash must be delivered to one of Mutual's offices. Your Stock Order, properly competed, and payment in full (or withdrawal authorization) at the subscription price must be received by Mutual
no later than 12:00 noon Central time on        , 2000 or it will become void.
If you have any remaining questions or if you would like assurance in completing your Stock Order Form, you may call the Conversion Center.

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Item Instructions
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ITEMS 1 AND 2

Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares by the subscription price of $10.00 per share. The minimum number of shares which may be purchased is 25 shares. Please review the Prospectus for complete details on purchase limitations.

Mutual Savings Bank has reserved the right to reject the subscription or any order received in the Offering, in whole or in part.

ITEM 3.

Payment for shares may be made in cash (only if delivered by you in person) or by check, bank draft, or money order made payable to Mutual Savings Bank. DO NOT MAIL CASH. If you choose to make a cash payment, take your Stock Order Form, and payment in person to any office of Mutual Savings Bank. Your funds will earn interest at pass book rate until the Conversion is completed.

ITEM 4

To pay by withdrawal from a savings account or certificate at Mutual Savings Bank, insert the account number(s) and the amount(s) you wish to withdraw from each account. If more than one signature is required to withdraw, each must sign in the Signature box on the front of this Form. To withdraw from an account with checking privileges, please write a check. No early withdrawal penalty will be charged on funds used to purchase our stock. Payments will remain in certificate account(s) until the stock offering closes and will continue to earn interest at the account rate until then. However, if a partial withdrawal reduces the balance of a certificate account to less than the applicable minimum, the remaining balance will thereafter earn interest at the passbook rate.

ITEM 5

Please check the appropriate box to indicate whether you are (a) a depositor with $50.00 or more on deposit as of January 31, 1999 ("Eligible Account
Holder"), (b) a depositor with $50.00 or more on deposit as of         June 30,
2000 ("Supplemental Eligible Account Holder"), (c) a depositor as of          ,
("Other Member").

If you were any such depositor, you must list all names on the account(s) and all account numbers of the account(s) you had at these dates. NOTE: THIS SECTION IS IMPORTANT. BECAUSE QUALIFYING DEPOSITS ARE UTILIZED IN ALLOCATING SHARES, YOU MUST LIST ALL ACCOUNTS YOU OWN AT MUTUAL SAVINGS BANK ON THE STOCK ORDER FORM. FAILURE TO DO SO COULD RESULT IN YOUR NOT RECEIVING ALL OF THE SHARES YOU MAY OTHERWISE BE ENTITLED TO IN THE EVENT OF AN OVERSUBSCRIPTION.

ITEM 5 - CONTINUED

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Continue listing from front, if necessary, accounts you had as an Eligible
Account Holder, Supplemental Eligible Account Holder or Other Member ACCOUNT
TITLE (Names on Accounts)                                ACCOUNT NUMBER
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3.
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4.
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5.
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ITEMS 6 AND 7.

Print the name(s) in which you want the stock registered and the mailing address for the registration. To preserve your priority eligibility you cannot add names of persons whose names do not appear on your account at Mutual Savings Bank. The stock must be registered in the name(s) of the owner(s) of the account. A joint tenant account allows all owners of the account to order stock in their individual names or jointly with other owners of the account. However, all their purchases (using this account for eligibility) will be aggregated to ensure maximum purchase compliance.

Enter the Social Security Number or Tax ID Number of one registered owner. Only one member is required.

Check the box that shows how you want the legal ownership of the stock to appear. If necessary, mark "Other" and enter the correct ownership, such as corporation, trust or estate. To purchase stock for a trust, include the date of the trust agreement and the title of the trust.